CommScope Acquires Two of UK-Based Alifabs Group Businesses
To Expand Wireless Network Site Solutions in Europe

HICKORY, NC, July 1, 2014—CommScope Holding Company, Inc., a global provider of connectivity and essential infrastructure solutions for wireless, business enterprise and residential broadband networks, has acquired two of the businesses of United Kingdom-based Alifabs Group to expand metro cell and small cell services and to provide additional support for European wireless operators as LTE network deployments accelerate.

In the transaction, CommScope has acquired the Alifabs Cabinets & Ancillaries unit in Yorkshire, England, which is a market leader in the design, manufacture and supply of enclosures for the UK telecommunications, utility and energy markets, and the Alifabs Design & Construction business in Guildford, England, which is a leading supplier of a full range of cellular monopoles, smaller streetworks towers and tower solutions in the UK. Alifabs was founded in 1957 and expanded into the telecom market in 1995, developing long-standing, deep relationships with all UK wireless operators through its unique services and custom design solutions for addressing cellular network requirements for power, planning and site acquisition.

The acquisition enables CommScope to leverage Alifabs’ unique capabilities in supporting metro cell and small cell site acquisition and power and energy requirements as wireless operators throughout Europe transition to LTE networks and beyond. Combined with its long-time leadership and expertise in radio frequency solutions through the Andrew Solutions® brand, CommScope’s addition of the Alifabs businesses will help operators deal more effectively with the complexities and challenges of deploying advanced networks quickly and cost-efficiently.

“Cell sites throughout Europe vary with each operator’s needs and each local jurisdiction’s limitations and requirements,” said Morgan Kurk, senior vice president and wireless segment leader, CommScope. “Alifabs has an outstanding track record in providing quick, dependable, customized solutions to those responsible for implementing operator networks. Alifabs will complement our efforts to help operators roll out LTE while continuing to manage and optimize their 2G and 3G networks. Together, we strive to solve the problems of multi-frequency, multi-technology networks quickly with minimal aesthetic impact.”

Managing Director Richard Smith and his existing management team are joining CommScope and will operate the acquired businesses within CommScope’s wireless segment. He said this transaction will help Alifabs expand quickly beyond the UK through CommScope’s extensive presence in Europe and beyond, while maintaining its relationships and high level of support for existing UK operator customers.

“I am proud of our hard earned reputation for excellence and results that the team has achieved over the years,” said Smith. “Customers depend on us for innovative solutions such as thermal management, outdoor cabinets, monopoles and turnkey services to help them in planning and deploying network sites. We look forward to expanding on these capabilities and customer relationships as part of the CommScope team.”

The terms of the acquisition are not being disclosed. CommScope funded the acquisition from cash on hand. CommScope was advised by Pinsent Masons LLP (legal) and the shareholders of Alifabs were advised by Mayer Brown LLP (legal) and Livingstone Partners LLP (corporate finance).

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Andrew Solutions is a registered trademark of CommScope, Inc.

About CommScope
CommScope (www.commscope.com, NASDAQ: COMM) has played a role in virtually all the world’s best communication networks. We create the infrastructure that connects people and technologies through every evolution. Our portfolio of end-to-end solutions includes critical infrastructure our customers need to build high-performing wired and wireless networks. As much as technology changes, our goal remains the same: to help our customers create, innovate, design, and build faster and better. We’ll never stop connecting and evolving networks for the business of life at home, at work, and on the go.

News Media Contact:
Rick Aspan, CommScope
+1 708-236-6568 or publicrelations@commscope.com

Lizzie Satchell, Alifabs
+44 1653 602 890 or lizzie.satchell@alifabs.com

Financial Contact:
Phil Armstrong, CommScope
+1 828-323-4848

This press release includes forward-looking statements that are based on information currently available to management, management’s beliefs, as well as on a number of assumptions concerning future events. Forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, which could cause the actual results to differ materially from those currently expected. In providing forward-looking statements, the company does not intend, and is not undertaking any obligation or duty, to update these statements as a result of new information, future events or otherwise.

Source: CommScope